EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                         INTERPRETEL INTERNATIONAL, INC.

         1. The name of the Corporation is INTERPRETEL INTERNATIONAL, INC.

         2. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is the Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

         3. The purpose for which the Corporation is organized is the transaction of any and all lawful activities for which corporations may be incorporated under the laws of the State of Nevada, as the same may be amended from time to time, including but not limited to the business of developing customized telephone networks and related businesses.

         4. The total authorized capital stock of the Corporation is Fifty Million (50,000,000) shares of common stock, $.001 par value and Ten Million (10,000,000) shares of preferred stock, $.001 par value. Such shares may be issued from time to time for such consideration as may be fixed by the Board of Directors.

         As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designations, voting powers, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, shall be determined by the Board of Directors.

         5. The governing board of this Corporation shall be known as Directors, and the number of Directors may from time to time be increased up to ten (10) or decreased in such manner as shall be provided by the Bylaws of this Corporation. The first Board of Directors shall consist of four (4) directors.

         The names and mailing addresses of the first Board of Directors who are to serve until their successors are elected and qualified are:

         NAME                               POST OFFICE ADDRESS
         ----                               -------------------
         Terence E. Belsham          5210 East Williams Circle, Suite 200
                                     Tucson, Arizona 85711

         Gerald I. Quinn             5210 East Williams Circle, Suite 200
                                     Tucson, Arizona 85711
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         Richard P. Freeman          5210 East Williams Circle, Suite 200
                                     Tucson, Arizona 85711

         Terrence H. Pocock          5210 East Williams Circle, Suite 200
                                     Tucson, Arizona 85711

         6. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

         7. The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

         NAME                               POST OFFICE ADDRESS
         ----                               -------------------

         Gerald I. Quinn             5210 East Williams Circle, Suite 200
                                     Tucson, Arizona 85711

         Lydia M. Montoya            5210 East Williams Circle, Suite 200
                                     Tucson, Arizona 85711

         8. The Corporation is to have perpetual existence.

         9. The fiscal year of the Corporation shall initially end on August 31 and begin on September 1 of each year; provided, however, that such date may be changed from time to time as determined by the Board of Directors to be in the best interest of the Corporation.

         10. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Nevada statutes, or the rules and regulations promulgated thereunder) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         11. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of

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dividends in violation of Nevada Revised Statutes Section 78.300. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

         12. The Corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages or liability by reason of the fact that he or she is, or was, an officer, Director, employee or agent of the Corporation, to the fullest extent allowed pursuant to Nevada law.

         13. Pursuant to Nevada Revised Statutes Section 78.378, the Corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections
78.378 to 78.3793, inclusive, as the same may be amended from time to time; and further, pursuant to Nevada Revised Statutes Section 78.434, the Corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections
78.411 to 78.444, inclusive, as the same may be amended from time to time.

         14.  Any  Business   Combination  (as  hereinafter   defined)  with  an
Interested Stockholder (as hereinafter defined) shall be subject to the following requirements:

          (a) In addition to any affirmative vote required by law or these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article 14, a Business Combination involving an Interested Stockholder or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (b) The provisions of paragraph (a) of this Article 14 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined) the conditions specified in the following Paragraph 1 are met or, in the case of a Business Combination involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock, if the conditions specified in both Paragraphs 1 and 2 are met:

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               1. The  Business  Combination  shall have been  approved,  either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement of or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

               2. All of the following conditions shall have been met:

                    A. The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                         (i)  (if   applicable)  the  highest  per  share  price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which such person became an Interested Stockholder (the "Determination Date"), whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                         (ii) the Fair Market Value per share of Common Stock on
the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                    B. The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                         (i)  (if   applicable)  the  highest  per  share  price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which such person became an Interested Stockholder, whichever is higher in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

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                         (ii) the Fair  Market  value per share of such class or
series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

                    The provisions of this Paragraph (b)2.B shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                    C. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with the Interested Stockholder's direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

                    D. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of any class or series of Capital Stock.

                    E. After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

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                    F. A proxy or information  statement describing the proposed
Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                    G. Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

          (c) For the purposes of this Article 14:

               1. The term "Business Combination" shall mean:

                    A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other Corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                    B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events) has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than ten percent (10%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or ten percent (10%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities, obligations and/or commitments constituting any Substantial Part; or

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                    C. the adoption of any plan or proposal for the  liquidation or dissolution of the Corporation or for any amendment to these Articles of Incorporation or the Bylaws proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                    D. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                    E. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses A to D.

               2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article 4 of these Articles of Incorporation.

               3. The term "person" shall mean any individual, firm, Corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

               4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question, was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

               5. A person shall be a  "beneficial  owner" of any Capital  Stock
(a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

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(c) which is  beneficially  owned,  directly or indirectly,  by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section (c), the number of shares of Capital Stock deemed to be outstanding
shall  include  shares  deemed   beneficially   owned  by  such  person  through
application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on the date that these Articles of Incorporation are accepted for filing by the Nevada Secretary of State (the term "registrant" in said Rule 12b-2 meaning in this case, the Corporation).

               7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section (c), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

               8. The term "Continuing Director" means (i) any member of the Board of Directors on the date of the filing of these Articles of Incorporation with the Nevada Secretary of State, and (ii) any member of the Board of Directors who thereafter becomes a member of the Board of Directors while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (iii) a successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

               9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the Nasdaq Small Cap Market or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

               10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received," as used in Paragraphs 2.A and 2.B of Section (b) of this Article 14, shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

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               11. The term  "Voting  Stock"  means stock of any class or series entitled to vote generally in the election of directors.

          (d) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 14 on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate, (4) whether the proposed action is with, or proposed by, or on behalf of, an interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

          (e) Nothing contained in this Article 14 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (f) The fact that any Business Combination complies with the provisions of Section (b) of this Article 14 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          (g) For the purposes of this Article 14, a Business Combination or any proposal to amend, repeal or adopt any provision of these Articles of Incorporation inconsistent with this Article 14 (collectively, the "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

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         15.  The  Corporation  reserves  the right to amend,  alter,  change or repeal any provision contained in these Articles of Incorporation or in the Bylaws of the Corporation, in the manner now or hereafter previously prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that notwithstanding anything to the contrary in these Articles of Incorporation, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, these Articles.

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         WE,  THE  UNDERSIGNED,  being  each of the  incorporators  hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this day of December, 1997.


                                                 -------------------------------
                                                 Gerald I. Quinn


                                                 -------------------------------
                                                 Lydia M. Montoya

STATE OF ARIZONA  )
                  ) ss.
County of Pima    )

         On this ____ day of December, 1997, before me, a Notary Public, personally appeared Gerald I. Quinn and Lydia M. Montoya who acknowledged that they executed the above instrument.

                                                 -------------------------------
                                                 Notary Public

(Notary Seal)



My commission expires:

                               ARTICLES OF MERGER
                                       OF
                                 WAVETECH, INC.,
                            A NEW JERSEY CORPORATION

                                      INTO

                        INTERPRETEL INTERNATIONAL, INC.,
                              A NEVADA CORPORATION

         These Articles of Merger are delivered to the Nevada Secretary of State pursuant to Section 92A.200 of the Nevada Revised Statutes by the undersigned corporations:

         1. The names, addresses and states of incorporation of the merging corporations are as follows:

         Name and Address                                State of Incorporation
         ----------------                                ----------------------

         WAVETECH, INC.                                       New Jersey
         5210 East Williams Circle
         Suite 200
         Tucson, Arizona 85711

         INTERPRETEL INTERNATIONAL, INC.                      Nevada
         5210 East Williams Circle
         Suite 200
         Tucson, Arizona 85711

         2. Interpretel International, Inc. is the "surviving" corporation.

         3. An Agreement and Plan of Merger (the "PLAN") has been adopted by the respective Boards of Directors of Wavetech International, Inc. and Interpretel International, Inc.

         4. The Plan was approved by the sole stockholder of Interpretel International, Inc. as of December 10, 1997 and was approved by the stockholders of Wavetech, Inc. at the 1997 Annual Meeting on March 26, 1997.

         5. All holders of Wavetech International, Inc. $.001 par value common stock (the "WAVETECH COMMON STOCK") and the sole holder of Interpretel International, Inc. $.001 par value common stock (the "INTERPRETEL COMMON STOCK") were entitled to one vote for each share held. The number of shares of stock of each corporation outstanding at the time of the approval by the respective stockholders of the Plan was as follows:

          Wavetech Common Stock                                14, 715,538

          Interpretel Common Stock                                       1

         6. The number of shares of common stock of each corporation voting in favor of or against the Plan were as follows:

          Wavetech Common Stock           7,417,716  For   0   Against
                                          ---------      -----

          Interpretel Common Stock            1      For   0   Against
                                          ---------      -----

         7. The Articles of Incorporation of the surviving corporation, Interpretel International, Inc., shall be amended as set forth on EXHIBIT A attached hereto and incorporated by this reference. As set forth on EXHIBIT A, upon the effectiveness of the merger, the name of the surviving corporation shall be WAVETECH INTERNATIONAL, INC.

         8. The complete, executed Plan is on file at the registered office of the surviving corporation, Interpretel International, Inc., at 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711.

         9. A copy of the Plan may be obtained at no cost upon written request to Interpretel International, Inc., 5210 East Williams Circle, Suite 200, Tucson, Arizona 85711, Attention: Lydia M. Montoya.

         10. The Effective Date of the merger shall be 5:00 p.m. Pacific Standard Time, February ___, 1998.

         IN WITNESS WHEREOF, Wavetech International, Inc. and Interpretel International, Inc. have caused these Articles of Merger to be executed by their respective duly authorized officers on this _____ day of January, 1998.

WAVETECH INTERNATIONAL, INC.,               INTERPRETEL INTERNATIONAL, INC.,
a New Jersey corporation                    a Nevada corporation

By /s/ Gerald I. Quinn                      By /s/ Gerald I. Quinn
  --------------------------------             --------------------------------
Name:  Gerald I. Quinn                      Name: Gerald I. Quinn
Title: President And Chief Executive        Title: President And Chief Executive
       Officer                                     Officer

By /s/ Richard P. Freeman                   By /s/ Richard P. Freeman
  --------------------------------             --------------------------------
Name: Richard P. Freeman                    Name: Richard P. Freeman
Title: Secretary                            Title: Secretary

STATE OF ARIZONA, )
                  )  ss.
County of Pima    )

         The foregoing instrument was acknowledged before me this _____ day of January, 1998, by Gerald I. Quinn and Richard P. Freeman, the President and Chief Executive Officer and Secretary, respectively, of WAVETECH INTERNATIONAL, INC., a New Jersey corporation, on behalf of the corporation.


                                  --------------------------------
                                  Notary Public
My Commission Expires:


STATE OF ARIZONA, )
                  )  ss.
County of Pima    )

         The foregoing instrument was acknowledged before me this _____ day of January, 1998, by Gerald I. Quinn and Richard P. Freeman, the President and Chief Executive Officer and Secretary, respectively, of INTERPRETEL INTERNATIONAL, INC., a Nevada corporation, on behalf of the corporation.


                                  --------------------------------
                                  Notary Public
My Commission Expires: